Exhibit 99.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



               				Re:  Boston Edison Company
               				     Registration on Form
                			     S-3 and Form S-8



We are aware that our report dated July 28, 1994 on our review of the interim financial information of Boston Edison Company for the period ended June 30, 1994 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-3 (File Nos. 33-36824 and 33-57840) and on Form S-8 (File Nos.33-00810, 33-7558, 33-38434, 33-48424,
33-48425, 33-59662 and 33-59682).  Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



Boston, Massachusetts			COOPERS & LYBRAND L.L.P.
July 28, 1994



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